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                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY



                        MUTUAL SEPARATION AGREEMENT WITH
                        WAIVER AND RELEASE OF ALL CLAIMS

1. Parties. This Mutual Separation Agreement with Waiver and Release of All Claims ("AGREEMENT") covers all understandings between KEVIN M. MCNAMARA (hereinafter "EMPLOYEE") and PRIVATE BUSINESS, INC. (hereinafter "CORPORATION") relating to Employee's separation from employment with the Corporation. Except for continuing obligations under the Employment Agreement (as defined below), that certain Indemnification Agreement, dated as of October 31, 1999, by and between Employee and the Corporation, and the Stock Option Agreements referenced in Section 5 below, no other expressed, implied, written or oral agreement between Employee and the Corporation relating to Employee's separation from employment with the Corporation will have any effect unless it is in writing and is signed and dated by both parties after the date of this Agreement.

2. Separation Date. Employee's separation from employment with the Corporation is effective on February 1, 2001 (the "SEPARATION DATE"). After that date, except for any earned but unpaid compensation for his services as an employee prior to the Separation Date (including, but not limited to, salary and vacation pay), the only payments, benefits or other things of value that Employee will be entitled to receive directly from the Corporation with respect to his employment by the Corporation are those set forth in this Agreement.

3. Effect on Employment Agreement. Employee and Corporation acknowledge and agree that both parties are subject to a certain Amended and Restated Employment Agreement effective October 31, 1999 (the "EMPLOYMENT AGREEMENT") and that such Employment Agreement shall terminate effective February 1, 2001, except that the provisions of the Employment Agreement intended to survive the termination shall survive and shall be enforceable as written.

4. Severance Payment. In exchange for the promises that Employee makes in this Agreement, the Corporation agrees to pay to Employee severance pay in the amount of Three Hundred Fifteen Thousand Dollars ($315,000), less statutory withholdings and deductions ("SEVERANCE AMOUNT"), to be paid upon the execution of this Agreement. The parties agree that this Severance Amount represents the total cash amount Employee is entitled to under the Employment Agreement, other than any earned but unpaid salary and unreimbursed expenses as of the Separation Date, which shall not reduce the Severance Amount.


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5.       Options Exercise Period. Employee and Corporation acknowledge and agree that, as of the Separation Date, Employee had been awarded vested options to purchase a total of 477,223 shares of common stock of the Corporation, consisting of (i) 236,111 shares at an exercise price of $2.125 per share, (ii) 118,056 shares at an exercise price of $8.00 per share, (iii) 118,056 shares at an exercise price of $12.00 per share, and (iv) 5,000 shares at an exercise price of $1.781. Employee and Corporation agree that these Options shall remain exercisable until two years from the Separation Date.

6. COBRA Continuation Rights. Pursuant to the Consulting Agreement between Employee and Corporation effective February 1, 2001 ("CONSULTING AGREEMENT"), Employee's health insurance benefits from the Corporation shall terminate on and Employee shall be entitled to COBRA continuation benefits provided under the Corporation's group health plan beginning on the Separation Date. For so long as the Consulting Agreement shall remain in effect, should Employee elect COBRA coverage, the Corporation shall pay Employee, periodically, as additional severance, an amount equal to Employee's COBRA premium actually paid by Employee.

7. Mutual Waiver and Release. In exchange for the promises made in this Agreement, each party agrees to voluntarily, willingly, and knowingly waive, release, and forever discharge all rights and claims that it has, had or may have against the other party arising out of or relating in any manner to Employee's employment and/or separation from employment with the Corporation, as follows, but subject to the exceptions set forth in Section 8: For and in consideration of the promises contained in this Agreement, each party hereby irrevocably and unconditionally waives, releases, and forever discharges the other party from all rights, claims, and liability, whether or not they are presently known to exist, that each party has, had, or may have against the other party arising out of or relating in any manner to Employee's employment and/or separation from employment with the Corporation. The rights and claims that Employee waives, releases, and discharges include, to every extent allowed by law, but are not limited to those arising under the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, the Civil Rights Acts of 1866, 1871, 1964 and 1991, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Equal Pay Act of 1963, the Employee Retirement Income Security Act, the Family and Medical Leave Act of 1993, and the Comprehensive Omnibus Budget Reconciliation Act. This is not a complete list, and Employee waives, releases, and discharges all other rights and claims Employee has, had, or may have under all other federal, state and local laws, regulations and ordinances, including but not limited to statutory and common law contract, tort, and/or wrongful discharge claims arising out of or relating in any manner to Employee's employment and/or separation from employment with the Corporation but subject to the


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         exceptions set forth in Section 8. Similarly, subject to the exceptions set forth in Section 8, Corporation waives, releases, and discharges all rights and claims Corporation has, had, or may have under any federal, state and local laws, regulations and ordinances, including but not limited to statutory and common law contract or tort claims arising out of or relating in any manner to Employee's employment and/or separation from employment with the Corporation.

8.       Exceptions to Mutual Waiver and Release. The foregoing language in
         Section 7 notwithstanding, the Corporation and Employee acknowledge that this section does not apply to any rights, claims or liability either party has, had, or may have against the other party arising out of or relating to: (a) a material breach of this Agreement; (b) any disputes over the administration of benefits or any claims for benefits under the Corporation's employee benefit plans or various insurance programs for so long as Employee retains coverage under such plans or programs; (c) any claims under the Employment Agreement for provisions intended to survive the termination of the Employment Agreement; or (d) any disputes arising under the Consulting Agreement.

9. Construction. The parties agree that for the purposes of this Agreement all references to PRIVATE BUSINESS, INC. or the Corporation should be understood to mean not only PRIVATE BUSINESS, INC., itself, but also all current subsidiary companies and affiliated companies of PRIVATE BUSINESS, INC., as well as all current, past and future officials, employees, agents, representatives, officers, directors, attorneys, accountants, shareholders, successors and assigns of PRIVATE BUSINESS, INC. and its current parent companies, subsidiary companies and affiliated companies, and all persons acting by, through, under or in concert with any of them. For purposes of this Agreement, "affiliate" shall mean any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity from time to time.

10. No Admission. Each party acknowledges that this document does not constitute an admission by the other party of any unlawful act or of any violation of any statute, regulation, contract or other provision of statutory, regulatory or common law.

11. Confidentiality. Corporation and Employee agree to keep all matters concerning this Agreement absolutely confidential and agree not to disclose, verbally or otherwise, either the existence or terms of this Agreement to anyone, including but not limited to past, present or future employees of the Corporation, except that Employee may disclose the existence of and the terms and conditions of this Agreement to his spouse, if any, and/or his attorney, and/or his accountant, and/or his tax advisor (to the extent necessary to prepare his tax returns), provided that Employee makes each such person aware of the confidentiality provisions of this paragraph and that each such person to whom such information is disclosed has


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         previously agreed to keep the existence, terms and conditions of this
         Agreement confidential, and the Corporation may disclose this Agreement, or provisions thereof, pursuant to applicable securities laws.

12. Attorneys' Fees Upon Breach. In the event of a material breach of this Agreement, the defaulting party agrees to pay the non-breaching party its reasonable attorneys' fees and expenses in any action arising from or relating to the enforcement of the Agreement.

13. Interpretation; Enforceability. The parties agree that if any clause or provision herein is deemed by a court of competent jurisdiction to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby, and the remainder of this Agreement shall remain in full force and effect to the fullest extent possible.

14. Contemplation Period. Employee acknowledges that on or about February 28, 2001, the Corporation gave Employee an unsigned copy of this Agreement and informed Employee that he had 45 days from the date of receipt to consider it before signing.

15. Right of Revocation. Employee also acknowledges that the Corporation has informed Employee that for a period of 7 days after the date upon which Employee signs this Agreement, Employee may revoke it in writing. Employee further acknowledges understanding that if Employee revokes this Agreement, Employee will lose all benefits of this Agreement.

16. Binding Effect; Successors and Assigns. Employee, by signature below, acknowledges that he has carefully read and considered the contents of this Agreement, and that he fully understands all of its provisions and that he is voluntarily, willingly and knowingly entering into this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, estates, successors and assigns, their affiliates, employees, directors, officers, shareholders and agents.

17. Cooperation; Mutual Respect; No Disparagement. The parties agree that certain matters, which Employee was involved in during his period of service to the Corporation, may necessitate Employee's cooperation in the future. Employee agrees to cooperate with all reasonable requests of the Corporation for such assistance for a period of one year following termination of the Consulting Agreement, provided any such requests do not unduly or materially interfere with the Employee's employment or activities during such time. Any reasonable expenses incurred by Employee in providing such assistance shall be paid for by the Corporation. Each party agrees to mutually respect the other and to refrain


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         from making any disparaging comments about the other or disparaging the business of the other from the date of this Agreement and thereafter.

18. Vacation Pay. Effective with the Separation Date, Employee will cease to accrue vacation benefits. Corporation will pay to Employee the value of accrued vacation benefits, agreed to be $12,923, less statutory withholdings and deductions, as soon as practical following execution hereof.

EMPLOYEE ACKNOWLEDGES THAT HE HAS CONSULTED AN ATTORNEY WITH RESPECT TO THIS AGREEMENT BEFORE SIGNING THIS AGREEMENT.


                                    /s/ KEVIN M. MCNAMARA
                                    --------------------------------------------
                                    KEVIN M. MCNAMARA

                                    Date: 3/9/2001
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         Personally appeared Kevin M. McNamara before me this ___ day of
____________, 2001.


                                    --------------------------------------------
                                    NOTARY PUBLIC

                                    My Commission Expires:
                                                           ---------------------

                                    PRIVATE BUSINESS, INC.


                                    By:
                                        ----------------------------------------
                                    Title:
                                           -------------------------------------
                                    Date:
                                          --------------------------------------






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